Exhibit 99.2

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential,” “preliminary” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You should consider the investment objective, risks, charges and expenses of GECC carefully before investing. GECC’s filings with the SEC contain this and other information about GECC and are available by contacting GECC at the phone number and address at the end of this presentation. The SEC also maintains a website that contains the aforementioned documents. The address of the SEC’s website is http://www.sec.gov. These documents should be read and considered carefully before investing.   The performance, distributions and financial data contained herein represent past performance, distributions and results and neither guarantees nor is indicative of future performance, distributions or results. Investment return and principal value of an investment will fluctuate so that an investor’s shares may be worth more or less than the original cost. GECC’s market price and net asset value will fluctuate with market conditions. Current performance may be lower or higher than the performance data quoted. All information and data, including portfolio holdings and performance characteristics, is as of September 30, 2021, unless otherwise noted, and is subject to change. This presentation does not constitute an offer of any securities for sale. Forward Looking Statement

About GECC (1) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date.

Third Quarter 2021 Overview: Capital Deployment and Monetization GECCN 6.50% Notes due June 2024 GECCM 6.75% Notes due January 2025 $25.0 Million Credit Facility with a 3 Year Term at LIBOR rate plus 3.50% GECCO 5.875% Notes due June 2026 Attractive Funding Sources

Third Quarter 2021: Net Investment Income (“NII”) Analysis NII for the quarter ended September 30, 2021 was approximately $1.6 million, or $0.07 per share(1), as compared to NII of $2.1 million or $0.09 per share for the quarter ended June 30, 2021 NII was impacted by certain one-time items primarily related to legal fees incurred in connection with a legacy Full Circle investment which resulted in a reduction to NII of approximately $0.02 per share in the quarter ended September 30, 2021. $ in $000s (1) Based on weighted average shares outstanding of 23,914,447 for the quarter ended September 30, 2021 and 23,508,232 for the quarter ended June 30, 2021

Net Asset Value Change from June 30, 2021 to September 30, 2021 $ in $000s

Investment Activity: New Investments (July 1 – October 29, 2021) Throughout Q3 2021 and subsequent to quarter end, we actively deployed approximately $55.4 million of available cash into new investments at a weighted average current yield of 10.0% $ in $000s (1) Investment Activity includes activity in Q3 2021 and the subsequent period through and including October 29, 2021. Investment activity does not include revolver draws, capitalized PIK interest, or incremental funding to existing investments. (2) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding investments is as of the most recent measurement date or date of purchase, as applicable. These figures do not include Viasat, Inc. ..

Prestige is a leading provider of “spot factoring” services, providing clients with an opportunity to sell individual accounts receivable for an upfront payment Specialty Finance Investments: Prestige Capital Finance, LLC Over 30 years in business and through $6+ billion of transactions factored, Prestige has a track record of strong credit underwriting with minimal losses

Acquisition of Lenders Funding, LLC Private funding and risk sharing source for factors and asset-based lenders Purchases participations in factoring and asset-based lending transactions as well as provides working capital to customers under a variety of lending programs Founded by CEO Robert Zadek in 2000, who will continue to manage the business Long-term track record of profitably growing the business GECC purchased a majority ownership position in Lenders Funding for $7.25 million, consisting of: $4 million in cash, and $3.25 million in GECC shares issued at GECC’s net asset value (NAV) In connection with the transaction, GECC issued to Lenders Funding $10 million of additional GECC shares at NAV in exchange for a subordinated note in an equal principal amount. The proceeds from the transaction will be retained by Lenders Funding to help support the growth of the business. Transaction Details

Building a Specialty Finance Lending Ecosystem “Overflow” opportunities allow GECC to participate in certain larger transactions directly Significant Mutual Benefits Greater access to capital allows Prestige to increase the size of the transactions it can pursue, which may further enhance its growth Increases visibility into the broader specialty finance market through relationships developed over 20+ years as a provider of participant capital Rates of return may be higher than traditional cash flow credit investments Proprietary and unique to GECC

Meaningful Growth in Specialty Finance GECC has increased its Specialty Finance allocation over the past 18 months and continues to build on the strategy of creating a portfolio of specialty finance solutions across the continuum of lending. Specialty Finance as a % of Portfolio Fair Value

Investment Takeaways A diversified portfolio, primarily comprised of secured loans, secured bonds, preferred equity and investments in specialty finance businesses uncorrelated to the corporate credit portfolio Actively pursuing investments in specialty finance businesses Debt investments carry a weighted average current yield of 11.3%1 Weighted average current yield of income generating equity investments carry a weighted average current yield of 13.0%1,2 Credit facility provides ample capital at favorable terms New debt issuance provides additional capital at lower cost Distributions to Shareholders Cash distribution of $0.10 per share authorized for first quarter of 2022 Since the Company’s initial distribution in December 2016, $5.14 in total distributions paid, declared or authorized (in cash or stock) (1) Weighted average current yield is based upon the anticipated distribution rate and fair value of outstanding investments at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills. (2) Five of the 13 equity investments, totaling approximately $35.3 million of fair value as of September 30, 2021, are income-generating equity investments: Prestige Capital Finance, LLC, Blueknight Energy Partners L.P, Crestwood Equity Partners, LP., Equitrans, and Lenders Funding Portfolio Repositioning Moving in Right Direction Ample Liquidity

Portfolio Review (Quarter Ended 9/30/2021)

5 Income Generating Equity Investments Portfolio Review: Quarter End Portfolio Detail 46 Debt Investments $185.7 million Fair Value of Debt Investments 92.1% Weighted Average Dollar Price of Debt Investments 11.3%1 Weighted Average Current Yield of Debt Investments 75.3% Of Invested Capital in Debt Investments 13 Equity Investments, excl. SPACs Debt Investments: Equity Investments: 14.3% Of Invested Capital in Equity Investments (1) Weighted average current yield is based upon the anticipated distribution rate and fair value of outstanding investments at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills. Weighted Average Current Yield of Income-Generating Equity Investments 8 Other Equity Investments $35.3 million Fair value of Equity Investments $16.5 million 6.7% 13.0%1

Portfolio by Asset Type ($MM) Portfolio by Interest Rate Type ($MM) Weighted average fixed rate yield of 12.68%1 Weighted average floating rate yield of 9.05%1 (1) Weighted average fixed and floating rate current yield is based upon the stated coupon rate and fair value of outstanding debt instruments at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills. Portfolio Review: Quarter End Asset Type and Interest Rate Type

Portfolio Review: Quarter End Industry Breakdown Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills. $ in Millions Industry by % of Fair Value at September 30, 2021

Portfolio Review: Quarterly Investment Activity (1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. (2) Weighted average current yield metrics specifically refer to the applicable investment activity in the respective period. (3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein are exclusive of investments in short-term securities, including United States Treasury Bills. Weighted average dollar price is based upon the stated par value and fair value of outstanding debt securities at the measurement date. Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. New Investments vs. Monetized Investments

GECC SPAC Holdings Identify Pre-IPO Opportunities Utilize Relationships to Receive Allocations Exit prior to bearing equity risk Opportunity to generate a more favorable return on cash balances for the Company in a low-interest rate environment with minimal permanent capital impairment risk

Financial Review (Quarter Ended 9/30/2021)

Financial Review: Per Share Data (1) The per share figures are based on a weighted average outstanding share count for the respective period. Financial Highlights – Per Share Data

Financial Review: Quarterly Operating Results (1) The per share figures are based on a weighted average of the shares outstanding for the preceding quarter, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements. (2) Total investment income includes PIK income and net accretion of OID and market discount. (3) Incentive fees include the reversal of certain accrued incentive fees.

Financial Review: Portfolio Total Fair Value of Investments does not include investments in short-term securities, including United States Treasury Bills. Total debt outstanding excludes the Company’s 6.50% senior notes due 2022 (NASDAQ: GECCL), which were called prior to quarter end and subsequently redeemed at 100% of their principal amount, plus accrued and unpaid interest through the redemption date on July 23, 2021. Cash does not include our holdings in United States Treasury Bills or Restricted Cash. Comprised of $59.8 million of gross cash less $30.7 million reserved for the July 23rd redemption of our unsecured notes due 2022 Financial Highlights - Portfolio

Summary

Capital Activity: Declared Quarterly Cash Distribution Distributions GECC’s Board authorized the distribution for the quarter ending March 31, 2022 at $0.10 per share, with the record and payment dates to be set by the officers of GECC pursuant to authority granted by the Board On an annualized basis, this currently represents an indicated yield of 10.8%* on NAV and a 11.4% yield on the November 1, 2021 closing price of $3.50. (* Based on an annualized $0.10 per share total / Net Asset Value of $3.70 at September 30, 2021)

General Risks Debt instruments are subject to credit and interest rate risks.   Credit risk refers to the likelihood that an obligor will default in the payment of principal or interest on an instrument. Financial strength and solvency of an obligor are the primary factors influencing credit risk. In addition, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument, and debt instruments that are rated by rating agencies are often reviewed and may be subject to downgrade. Our debt investments either are, or if rated would be, rated below investment grade by independent rating agencies. These “junk bonds” and “leveraged loans” are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may be illiquid and difficult to value and typically do not require repayment of principal before maturity, which potentially heightens the risk that we may lose all or part of our investment.   Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate obligations) or directly (especially in the case of an instrument whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors).   GECC utilizes leverage to seek to enhance the yield and net asset value of its common stock. These objectives will not necessarily be achieved in all interest rate environments. The use of leverage involves risk, including the potential for higher volatility and greater declines of GECC’s net asset value, fluctuations of dividends and other distributions paid by GECC and the market price of GECC’s common stock, among others. The amount of leverage that GECC may employ at any particular time will depend on, among other things, our Board’s and our adviser’s assessment of market and other factors at the time of any proposed borrowing.   As part of our lending activities, we may purchase notes or make loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financings may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure you that we will correctly evaluate the value of the assets collateralizing our investments or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a portfolio company, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the investment advanced by us to the borrower.

Investor Relations 800 South Street, Suite 230 Waltham, MA 02453 investorrelations@greatelmcap.com Adam Prior The Equity Group Inc. +1 (212) 836-9606 aprior@equityny.com Contact Information